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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 1, 2001

                          SORRENTO NETWORKS CORPORATION
               (Exact name of Registrant as specified in charter)

                         Commission File number: 0-15810

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
                       New Jersey                                            22-2367234
    (State or other jurisdiction of incorporation or            (IRS Employer Identification Number)
                     organization)

                  9990 Mesa Rim Road
                 San Diego, California                               92121
       (Address of principal executive offices)                    (Zip Code)

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                                 (858) 558-3960
              (Registrant's telephone number, including area code)





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ITEM 5.   OTHER EVENTS

         On August 1, 2001, we entered into an agreement to issue senior convertible debentures in the principal amount of $32.2 million along with warrants to a group of ten investors. These securities were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended.

         Copies of the securities purchase agreement, registration rights agreement, certificate of designation and escrow agreement and forms of the debentures and the warrants with respect to the transaction, as well as a copy of the press release announcing the transaction, are attached as exhibits to this report.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

        (c)    Exhibits

            3.12  Certificate of Designation of Series F Preferred Stock.
             4.7  Form of Senior Convertible 9.75% Debenture due August 2, 2004.
             4.8  Form of Warrant dated August 2, 2001.
           10.13  Securities Purchase Agreement dated as of August 1, 2001.
           10.14  Escrow Agreement dated as of August 1, 2001.
           10.15  Registration Rights Agreement dated as of August 2, 2001.
              99  Press Release dated August 2, 2001.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            SORRENTO NETWORKS
                                            CORPORATION

DATE:  August 2, 2001                       By: /s/Joe Armstrong
                                                --------------------------
                                                   Joe Armstrong
                                                   Chief Financial Officer